SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   December 2, 2002

NETLOJIX COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27580                                    87-0378021

(Commission File Number)                 (I.R.S. Employer Identification No.)

501 Bath Street, Santa Barbara, California              93101

(Address of Principal Executive Offices)             (Zip Code)

(805) 884-6300

(Registrant's Telephone Number, Including Area Code)

ITEM 5.OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On December 2, 2002, NetLojix Communications, Inc. (the "Registrant") announced that it has received a proposal for the merger of a corporation to be formed and controlled by Anthony E. Papa and James P. Pisani (the Registrant's Chief Executive Officer and President, respectively), with and into the Registrant, resulting in a going private transaction. A copy of the press release issued by Registrant on December 2, 2002, concerning the proposed transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   EXHIBITS.

99.1     Press Release, dated December 2, 2002, of the Registrant.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOJIX COMMUNICATIONS, INC.

Dated: December 2, 2002	By: /s/ GREGORY J. WILSON
Gregory J. Wilson
Treasurer and Controller (Principal Financial and Accounting Officer)